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                                                                     Exhibit 3.1

                         CERTIFICATION OF INCORPORATION
                                       OF
                        Universal Tanning Ventures, Inc.

FIRST:         The name of the corporation is Universal Tanning Ventures, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is located at:
                       9 E. Loockerman St., Ste. 205, Dover, Delaware 19901 Located in the County of Kent
               The name of the registered agent at that address is:
                       Business Filings International, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FORTH: The total number of shares of stock which the corporation is authorized to issue is 10,000,000 shares of common stock having a $0.0001 per share.

FIFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director
               (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the direction derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and address of the incorporator is Richard Oster, Business Filings Incorporated, 8025 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH: The name and address of the initial director of the corporation is:

               Glen Woods, 600 E. Altamonte Drive, Altamonte Springs, Florida 32701




I, the undersigned being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

______________________________
Richard Oster, Vice President            Dated:  January 4, 2002
Business Filings Incorporated